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                                                                  DRAFT: 11/6/98

                                    EXHIBIT 10.15

                                 EMPLOYMENT AGREEMENT

                                       BETWEEN

                                   IT STAFFING LTD.

                                         AND

                                        (NAME)

PROBATION
---------

You acknowledge that IT Staffing Ltd. must be at liberty, during the initial period of employment to assess your ability to perform the duties of the position of TECHNICAL RECRUITMENT SPECIALIST and to work effectively with our Organisation. Accordingly, you understand and agree that the first 90 days of employment shall constitute a probationary period during which period IT Staffing Ltd. may, in its absolute discretion, terminate your employment, with or without cause, without notice or payment in lieu thereof, notwithstanding any other provision in this agreement.

EXCLUSIVITY
-----------

During the term of your employment, you agree to serve IT Staffing Ltd. diligently and faithfully and agree that you shall not, during the term, be employed or engaged in any capacity. in promoting, undertaking or carrying on any other business.

You shall be employed on a full time basis for IT Staffing Ltd. and it is understood that the hours of work involved may vary and be irregular and are those hours of work required to meet the objectives of the employment. You acknowledge that this paragraph constitutes agreement to work hours above and beyond where the agreement is required by legislation.

You agree that your duties, responsibilities, reporting relationships and the location of your employment may be changed from time to time by IT Staffing Ltd. as the company may deem appropriate, and that these changes will not effect or change any other part of this agreement.

CONFIDENTIALITY
---------------

You acknowledge that as a TECHNICAL RECRUITMENT SPECIALIST employed by IT Staffing Ltd. and in other positions and responsibilities as you may hold from time to time, you will acquire information about certain matters which are confidential to the company, which information is the exclusive property of the IT Staffing Ltd.. You acknowledge that such information is the sole property of the IT Staffing Ltd. and could be used to the detriment of the IT Staffing Ltd., Accordingly, you


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undertake to keep all such information in the strictest confidence and agree not to disclose it to any other person or entity either during or following your term of employment, except as may be strictly necessary to perform your duties. except with the written permission of the Chief Executive Officer of the company or his designate.

TERMINATION
-----------

Subject to paragraph 2 above, your employment pursuant to this agreement may be terminated in the following manner in the specified circumstances:

a) By you, on the giving of two weeks advance notice in writing to IT Staffing Ltd. The company may waive notice, in whole or in part.

b) By IT Staffing Ltd., without notice or payment in lieu thereof, for cause. For the purposes of this agreement, "cause" shall mean:
     i)      any material breach of the provisions of this agreement by you;
     ii) incompetence or failure to discharge any of the responsibilities set out above to the satisfaction of the IT Staffing Ltd.;
     iii)    insubordination or dishonesty;
     iv) your absence from work or any reason which results in your inability to perform your duties in accordance with this agreement for a period of 20 regular or scheduled work days in any 180 day period;
     v) all omissions which would have been cause at law, in addition to the above.

c) By the company at its sole discretion and for any reason whatsoever on the giving of notice to you in writing in accordance with the following, or on payment in lieu thereof:

     LENGTH OF SERVICE                            PERIOD OF NOTICE
     Less than 6 months                           one week
     After 6 months but less than 1 year          two weeks
     After I year but less than 2 years           three weeks
     After 2 years                                4 weeks

The failure of IT Staffing Ltd. to rely on provision (b) at any time or times shall not constitute a precedent or be deemed a waiver. The company may, in its sole discretion, give notice of termination or payment in lieu thereof without prejudice to its right to allege cause for termination.

COMPETITION
-----------

It is agreed by you that;

(a) you recognise and acknowledge the competitive advantage that would be provided by and the confidential nature of all material, including but without limitation, non-public financial


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     and business information and documents, which have been made available to you during the course of your employment by IT Staffing Ltd.

(b) you confirm and agree that, except as required by law, you will not disclose. release, remove or retain any of the information or documents made available to, or obtained by you, during the course of your employment by IT Staffing Ltd. without the prior written consent of IT Staffing Ltd.
(c) you will not, without the prior written consent of IT Staffing Ltd. for a period of two years (2) from the date of your termination, directly or indirectly, solicit for employment by you or any other person, firm or corporation, any person who is at the date of termination employed by, whether full time or part time or by any arrangement, IT Staffing Ltd. and;

(d) you will not, without the prior written consent of IT Staffing Ltd. for a period of two (2) years from the date of your termination, directly or indirectly perform services relating to the computer contracting or information technology recruitment business for any competitor of IT Staffing Ltd. Ltd. located within 1 00 kilometre's of Metropolitan Toronto.

I trust that you will find the terms and conditions set out above acceptable. On behalf of IT Staffing Ltd., I am pleased that you have agreed to join us and wish you a long and successful association.



____________________________________         _______________________________
Declan French                                Date
President
IT Staffing Ltd.


I have read and fully understood the provision of the letter of agreement set out on the preceding pages above. I acknowledge having had an opportunity to seek such advice with respect to its contents as I consider appropriate. By my signature below, I hereby accept the offer of employment outlined in the attached letter and acknowledge receiving a duplicate copy of this letter of agreement on the date indicated below.



____________________________________         _________________________________
{Name}                                       Date


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                        ALPHA TEST SOFTWARE LICENSE AGREEMENT

GREAT LAKES RESEARCH & DEVELOPMENT LTD. ("GLRD")
2000 Argentia Road, Plaza III, Suite 301
Mississauga, Ontario L5N 1V9

CUSTOMER INFORMATION

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Location:                                    Contact Person:
--------------------------------------------------------------------------------
                                             GLRD:

                                             CUSTOMER:
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ALPHA TEST SOFTWARE DESCRIPTION:
--------------------------------------------------------------------------------

     Recruiting management software known as "AppTracker"


--------------------------------------------------------------------------------

TERM OF LICENSE:
--------------------------------------------------------------------------------

     60 days from date of delivery of the    Extension/Renewal: N/A
     Alpha Test Software


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1.    GRANT OF RIGHTS
1.1 In consideration of CUSTOMER's assistance in evaluating GLRD's Alpha test software (the "Software") as described above, GLRD hereby grants to CUSTOMER licenses for the Software without charge on a royalty-free, non-exclusive, nontransferable basis for the sole purpose of evaluating the Software.
2.    OWNERSHIP OF THE SOFTWARE
2.1 Title and all other rights associated with the Software remain vested in GLRD or GLRD's affiliated companies or licensors. These rights are protected by United States, Canadian and English intellectual property right laws, international treaty provisions and other applicable national laws.
3.    CONDITIONS OF SOFTWARE USE
3.1   CUSTOMER will:


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      (a)    use the Software for internal Alpha testing purposes only, which may include using the software in a test environment which simulates the operational business activities of CUSTOMER but which does not include using the software for CUSTOMER's actual operational business activities;
      (b) be free to make one (1) copy of the Software for archival or backup purposes. Except for this one (1) copy, no portion of the Software may be reproduced photographically, magnetically, or by any other means. Unauthorized disclosure, use or production of the Software could result in legal action by GLRD;
      (c) not modify the Software in any manner whatsoever, without the prior written consent of GLRD;
      (d) to the extent permitted by law, not attempt to reverse engineer or otherwise render the Software to a human-readable form in order to understand the Software structure or details in any way, or to produce any work derived from the Software;
      (e) not attempt to defeat the mechanisms that control the number of copies of the Software allowed to operate simultaneously during any particular time period; or
      (f) allow the Software only to be used and accessed by CUSTOMER's employees or agents for the purposes of this Agreement. CUSTOMER hereby accepts full responsibility and liability for the actions or omissions of its employees and agents.
4.    ACKNOWLEDGMENT OF ALPHA TESTING
4.1 CUSTOMER acknowledges and agrees that the Software is an Alpha test version that may contain bugs, defects and errors and that the Software is not expected to function fully upon installation. CUSTOMER further acknowledges and agrees that the Software is being supplied to CUSTOMER without charge in exchange for CUSTOMER's evaluation of the Software.
4.2 CUSTOMER agrees that GLRD will have the right to use, in any manner and for any purpose, any information gained as a result of CUSTOMER's use and evaluation of the Software. Such information shall include but not be limited to changes, modifications and corrections to the Software. GLRD will have the right to use, at its sole discretion, all such information, including but not limited to use by incorporation of such information into computer programs and documentation for assignment, license, or other transfer to third parties.
5     RESPONSIBILITIES OF THE PARTIES
5.1 GLRD will provide telephone support and on-site support, as required, to assist CUSTOMER in installing, using and evaluating the Software.
5.2   CUSTOMER will:
      (a) use and evaluate the Software in accordance with the Alpha Test Plan attached hereto as Schedule 1;
      (b) participate in meetings and/or conference calls during and, as required, following the Alpha test period to provide feedback to GLRD; and
      (c) allow GLRD, at manually agreed times, to have reasonable access to the Software on CUSTOMER's computer system for the purpose of using, testing, modifying and correcting the Software.


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6.    LEGAL RISK MANAGEMENT
6.1 The parties have agreed that the following will apply for all purposes relating to this Agreement:
      (a) IN NO EVENT WILL GLRD BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, ANTICIPATED REVENUE, SAVINGS OR GOODWILL, OR OTHER ECONOMIC LOS EVEN IF ADVISED OF THE POSSIBILITY THEREOF, THE PARTIES AGREE THAT THE SOFTWARE IS PROVIDED "AS IS, WHERE IS" AND THAT GLRD MAKES NO WARRANTY AS TO THE SOFTWARE, THE OBLIGATIONS OF GLRD EXPRESSLY STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS EXPRESSED OR IMPLIED.
      (b) CUSTOMER AGREES THAT IT SHALL HAVE THE SOLE RESPONSIBILITY FOR PROTECTING ITS DATA USED IN CONNECTION WITH THE SOFTWARE.
      (c) CUSTOMER AGREES THAT GLRD'S LIABILITY FOR ANY AND ALL DIRECT, COMPENSATORY LOSS OR DAMAGES, UNDER ANY THEORY OF LAW OR EQUITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE INTENDED FULFILLMENT OF GLRD'S OBLIGATIONS HEREUNDER IS LIMITED IN THE AGGREGATE TO THE REPLACEMENT VALUE OF THE SOFTWARE.
7.    INDEMNITIES
7.1 CUSTOMER does hereby indemnify and hold GLRD harmless from all claims, demands, costs, expenses, damages, liabilities and suits, paid, suffered or incurred by GLRD with respect to this Agreement for which it is responsible by breach of contract, bad faith, negligence, omission, error or otherwise.
7.2 GLRD agrees to indemnify and hold CUSTOMER harmless from any losses, damages and expenses that arise out of any action or claim that the Software infringes or violates any patents, copyrights or trade secrets of any third party.
7.3 GLRD will, at its own expense, defend any such action or claim and CUSTOMER will, at GLRD's expense (excluding expenses which are solely internal to CUSTOMER), assist in the defense, provided that GLRD will control the defense and all negotiations related thereto.
8.    CONFIDENTIALITY
8.1 All information concerning the current products, future products, business plans, marketing plans or research and development of either party, or any third party proprietary information given to either party, whether disclosed in written, oral, or other media form to the other party, is its employees, consultants or agents, and is marked or otherwise identified as "confidential" or "proprietary", or which ought to be considered as confidential from its nature or from the circumstances surrounding its disclosure, is hereby deemed to be the propriety and confidential information of each respective its party ("Confidential Information").
8.2 The receiving party shall disclose and grant access to the Confidential Information only to


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      those of its employees, agents and consultants who shall have a legitimate need to know the Confidential Information for the fulfilment of its responsibilities and obligations under this Agreement. The receiving party shall employ the same safeguards to keep the Confidential
      Information confidential of the other party as it employs to safeguard its own trade secrets.
8.3 The obligations set forth in this Section shall not apply to information which:
      (a) is known to the receiving party before receipt thereof from the other party, as evidenced by the receiving party's written records;
      (b) is disclosed to the receiving party in good faith by a third party who had a right to make such disclosure;
      (c) is made public by the originating party, or is established to be a part of the public domain otherwise than as a consequence of a breach by the receiving party of its obligations hereunder;
      (d) is required to be disclosed by law or by a valid order of any governmental body or competent securities regulatory authority, provided that the receiving party shall give the disclosing party reasonable notice of such disclosure; or
      (e) can be demonstrably proven to have been independently developed by the receiving party.
9.    TERMINATION
9.1 Either party may terminate this Agreement upon five (5) days written notice to the other party;
9.2 Upon termination of this Agreement by either GLRD or CUSTOMER, CUSTOMER agrees to (i) immediately return to GLRD all copies of the Software and any related Confidential Information, including any copies of computer programs on magnetic media and any Software Documentation, and (ii) immediately delete from all computer systems all copies of the Software.
10.   GENERAL
10.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior communications.
10.2 This Agreement shall not be assigned by CUSTOMER without the prior written approval of GLRD. CUSTOMER shall not sublicense its rights under this Agreement to any other person or entity and any such sub-license shall be null and void. GLRD shall have the right to assign the agreement without notice or consent of CUSTOMER.
10.3. This Agreement may be executed in several counterparts. It is not necessary that each of the parties named below signed all or any one of the counterparts, but each party must sign at least one counterpart for this Agreement to be effective.
10.4 The execution and delivery of this Agreement by either party hereto by facsimile transmission will constitute valid execution and delivery of this Agreement.
10.5 This Agreement shall be governed by and construed in accordance with the laws of Province of Ontario, Canada and the parties agree to submit to the exclusive jurisdiction of the courts of the Province of Ontario as regards any claim or matter arising in relation to this Agreement.
10.6  Sections 2, 6, 7 and 9 shall survive termination of this Agreement.
10.7 Schedule 1, "Alpha Test Plan" is the only schedule to this Agreement and is deemed to be


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      a part of it for all purposes.


CUSTOMER:                               GREAT LAKES RESEARCH &
                                         DEVELOPMENT LTD.:



____________________________            ______________________________________
Signature                               Signature


____________________________            _______________________________________
Name                                    Name


___________________________             ______________________________________
Title:                                  Title:


___________________________             _______________________________________
Date                                    Date


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